Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 7, 2000 with respect to the financial statements of Liberty Life Assurance Company of Boston and March 24, 2000 with respect to the financial statements of LLAC Variable Account in Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 File No. 333-76931) and in the Prospectus of LLAC Variable Account.



                                                          /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 26, 2000